Exhibit 2.1

SECRETARY OF STATE

[Official Seal of State of Nevada]

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that INTERNATIONAL ENERGY HOLDINGS CORP., did on November 2, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

[Official Seal of State of Nevada]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 9, 2007.

[Official Signature of Secretary of State]

ROSS MILLER Secretary of State

By  Certification Clerk

[Official Seal of State of Nevada]

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

Document Number

(775) 684 5708

20070763691-71

Website:  secretary of state.biz

Filing Date and Time

11/02/2007 7:45 AM

Articles of Incorporation

Entity Number

(PURSUANT TO NRS 78)

E0777692007-0

Name of Corporation:

International Energy Holdings Corp.

Resident Agent

ISL, Inc.

Name and Street

10 Bodie Drive

Address:

Carson City, Nevada  89706

Number of shares

with par value:

500,000

Par value:  $.0001

Number of shares

without par value:  0

Name & Addresses,

Aruna R. Ajjarapu

of Board of Directors/Trustees:

9120 Rockrose Drive

Tampa, FL  33647

Jim McAlinden

2533 Windguard Circle, Suite 102

Wesley Chapel, FL  33543

Purposes:

Names, Address

Richard W. Jones, Esq.

and Signature of

115 Perimeter Center Place, Suite 170

Incorporator

Atlanta, Georgia  30346-1238

Certificate of

Acceptance of

Appointment of Resident Agent:

s/ Kimberly L. Sharpe

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ADDITIONAL INFORMATION TO THE

ARTICLES OF INCORPORATION

OF

INTERNATIONAL ENERGY HOLDINGS CORP.

I.

The total number of shares of all classes which the Corporation has authority to issue is 500,000,000, of which 400,000,000 shares shall be designated as "Common Stock" with a par value of $.00001 per share, and 100,000,000 shares shall be designated as "Preferred Stock" with a par value of $.00001 per share.

The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

.

Preferred Stock

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series.  The description of shares of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and Articles of Amendment shall be filed as required by law with respect to issuance of such Preferred Stock, prior to the issuance of any shares of Preferred Stock.

The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, dividing of such shares into series or providing for a change in the number of, shares of any Preferred Stock and, if and to the extent from time to time required by law, by filing Articles of Amendment which are effective without Shareholder action to increase or decrease the number of shares included in the Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of Preferred Stock.  Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the rights of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action.  The authority of the Board of Directors with respect to the Preferred Stock shall include, but not be limited to, setting or changing the following:

1.

the annual dividend rate, if any, on shares of Preferred Stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2.

whether the shares of Preferred Stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3.

the obligation, if any, of the Corporation to redeem shares of Preferred Stock pursuant to a sinking fund;

4.

whether shares of Preferred Stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5.

whether the shares of Preferred Stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6.

the rights of the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

7.

any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the Preferred Stock.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

B

COMMON STOCK

Subject to all of the rights of the Preferred Stock as expressly provide herein, by law or by the Board of Directors pursuant to this Article I, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation's Articles of Incorporation, including, but not limited to, the following rights and privileges:

()

dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

()

the holders of Common Stock shall have the unlimited right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

()

upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation  the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

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II.

The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."

The number of members constituting the first Board of Directors of the corporation is two; and the name and the post office box or street address, either residence or business, of each of said members are as follows:

NAME

ADDRESS

Aruna R. Ajjarapu

9120 Rockrose Drive

Tampa, Florida  33647

Jim McAlinden

2533 Windguard Circle

Suite 102

Wesley Chapel, Florida  33543

The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one.  In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

III.

The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

IV.

The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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V.

The Board of Directors of the Corporation may, from time to time, and at its discretion, cause the Corporation to purchase its own shares and such shares may be reissued by the Corporation.

VI.

The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

VII.

The Board of directors is hereby authorized to take any and all actions without shareholder approval, which are allowed by the General Corporation Law of the state of Nevada.

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